UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 3, 2008
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code +(44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 8—Other Events
Item 8.01. Other Events.
October 3, 2008 — Guernsey, Channel Islands — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, AMEX: CNR) announced today that the United States Securities and Exchange Commission has declared effective the Registration Statement filed on Form S-3 by the Company under the U.S. Securities Act of 1933 (“Securities Act”) and the completion of all regulatory reviews by the Oslo Stock Exchange relating to the previously announced Rights Offering. Accordingly, the Rights Offering will commence on October 6, 2008 as scheduled and will terminate three weeks later on October 24, 2008; provided, however, stockholders who hold their shares through the VPS System in Norway are required to exercise their Rights no later than October 14, 2008 and to pay for their subscriptions by no later than October 17, 2008. Further details regarding the Rights Offering are contained in a Prospectus and related documents to be mailed to U.S. stockholders and for Norwegian stockholders a separate Circular and related documents to be furnished to such stockholders upon request.
The Rights Offering, which is fully underwritten, is expected to raise gross proceeds of $24.2 million. A successful Offering will enable the Company to move forward with its planned production enhancement program at the Ninotsminda Field in Georgia and to progress well testing operations at the Manavi 12 (M12) well which has discovered oil in a new geological interval within the Kura Basin. The use of proceeds is more fully described in the US and Norwegian Prospectuses.
The Company also gave an update on its operations and business activities in Georgia.
Ninotsminda:
Current oil production at the Ninotsminda Field is averaging approximately 410 barrels of oil per day while gas production is approximately 1.55 million cubic feet (44 thousand cubic metres (MCM)) per day. The next scheduled oil sale and delivery is due to take place during the week beginning Monday October 6, 2008.
Norio:
The Company announced that it has signed a non-binding Letter of Intent with a Swedish oil company to enter into a farm-out and option agreement covering the Norio production sharing agreement (“Norio PSA”) in Georgia subject to execution of a formal agreement and to governmental and other approvals. The farming in party would earn an initial 5% interest in the Norio PSA in return for funding the acquisition and processing costs of a seismic data survey over the Norio-Martkopi prospect. The objective of the seismic program is to firm up an appraisal well location to the 2005 MK-72 exploration well which encountered encouraging hydrocarbon shows in the Middle Eocene and flowed light sweet oil to surface from a shallower reservoir horizon in the Oligocene. The farminee would have an option to earn an additional working interest of 45%, thereby increasing its contractor interest in the Norio PSA to 50%, by paying 100% of the costs of an appraisal well to test both the Middle Eocene and Oligocene target horizons.

The Norio-Martkopi prospect is located in the eastern part of Georgia approximately 9 miles (15 km) northeast of Tbilisi and 6 miles (10 km) to the north of Georgia’s largest oil fields discovered to date, the Samgori-Patardzeuli-Ninotsminda complex of fields which collectively have produced over 200 million barrels of oil and are still in production. The structure lies wholly within the Norio PSA and is comprised of two stacked potential reservoir intervals at the Middle Eocene and Oligocene levels with mapped closures of approximately 28,000 acres and 16,000 acres respectively. At the Middle Eocene level alone, the structure appears comparable in size to the large Samgori Field.
Manavi:
Analysis of the data collected from the M12 well during the acid fracture stimulation and subsequent flow testing and logging indicates a potential oil water contact in the well some 551 feet (168 metres) below the top of the carbonate reservoir interval encountered in the well. The water incursion into the well bore, observed during the testing, appears to be coming from below the level of this contact.
Once financing is available from the Rights Offering, plans are in place to progress with the testing operation. This may include the acquisition of an offset vertical seismic profile which would be correlated with surface seismic data with the objective of improving the seismic imaging away from the wellbore. This would then be used to determine the next step in the testing process which does not preclude drilling a horizontal sidetrack through the reservoir above the indicated oil water contact in order to maximise the chances of intersecting any natural fracture network which may exist in these rocks such as that observed in outcrop in the South Caucasus area. In any event, the first stage in any testing operation would be to set a cement plug in the current test interval to isolate the water zone.
Gas Market:
Government sources confirm that, as part of the ongoing deregulation process, the State Oil Company of Azerbaijan Republic (SOCAR), a state-owned oil and natural gas corporation, has acquired the shares of a number of local gas distribution network companies in Georgia. These companies include Sagaredjo Gas Company, the gas distribution company in eastern Georgia where the Ninotsminda Field is located. SOCAR is expected to assume ownership of the network later this year. In the meantime, Ninotsminda Oil Company Limited (NOC), a wholly owned subsidiary company of CanArgo, together with Georgian Oil & Gas Corporation (GOGC), the State partner in the Ninotsminda production sharing contract, has executed a gas sales agreement with Sagaredjo Gas Company for a contract term of one year with a price of $2.83 per thousand cubic feet (Mcf) ($110 per MCM) up to May 2009 when it would rise to $4.73 per Mcf ($167 per MCM).
Since GOGC connected the Sagaredjo region in eastern Georgia to the general domestic gas distribution network earlier this year, NOC has seen an improvement in its receipts for gas sales. In September, NOC received approximately $130,000 in gas revenue.
The foregoing does not constitute an offer to sell or a solicitation of an offer to purchase any securities by the Company which offer can only be made pursuant to the registration statement filed pursuant to the Securities Act and declared effective by the Securities and Exchange Commission and in compliance with all other applicable securities laws and stock exchange rules and regulations.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.

A copy of the Press Release is attached hereto as Exhibit 99.1,
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated October 3, 2008 issued by CanArgo Energy Corporation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: October 9, 2008	By:	/s/ Jeffrey Wilkins
Jeffrey Wilkins, Corporate Secretary